Exhibit 10.2

FORM OF

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 20, 2024, by and between Rumble Inc., a Delaware corporation (the “Company”), and the shareholder of the Company listed on Schedule A hereto (the “Shareholder”). Capitalized terms used but not otherwise defined herein having the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of Shares set forth opposite the Shareholder’s name on Schedule A (all such Shares, together with any Shares that are hereafter issued to or otherwise directly or indirectly acquired by the Shareholder prior to the valid termination of this Agreement in accordance with Section 5.02, including for the avoidance of doubt any Shares acquired by the Shareholder upon the settlement of any Company RSUs or upon the exercise, conversion or exchange, as applicable, of any Company Stock Options or ExchangeCo Shares (as defined below) or other rights to acquire capital stock of the Company after the date hereof, being referred to herein as the “Subject Shares”; it being agreed that the “Subject Shares” exclude any Shares Transferred by the Shareholder in compliance with Section 4.01 hereof);

WHEREAS, the Company and Tether Investments Limited (the “Investor”) are concurrently herewith entering into a Transaction Agreement dated as of the date hereof (as it may be amended from time to time, the “Transaction Agreement”), which provides, among other things, for the Company to commence the Offer upon the terms and subject to the conditions set forth in the Transaction Agreement; and

WHEREAS, as an inducement to and condition of the Company’s and the Investor’s willingness to enter into the Transaction Agreement and the other Transaction Documents, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article 1
AGREEMENT TO TENDER

Section 1.01. Agreement to Tender. (a) Upon the terms and subject to the conditions of this Agreement, the Shareholder agrees to validly tender or cause to be tendered in the Offer (pursuant to and in accordance with the terms of the Offer and provided that the Offer Price does not decrease), a number of the Shareholder’s Subject Shares, free and clear of all Liens (other than applicable transfer restrictions under the Securities Act), at least equal to the Shareholder’s Required Tender Shares.

(b) For purposes of this Agreement:

(i) “Accepted Shares” means the Shares accepted for purchase by the Company in the Offer.

(ii) “Offer Amount” means the total number of Shares being tendered for by the Company in the Offer, initially in the amount of 70,000,000 Shares.

(iii) “Placement Agent” means Cantor Fitzgerald & Co.

(iv) “Proration Factor” means the proration factor as determined in accordance with Rule 14d-8 of the Exchange Act, being (i) the Offer Amount divided by (ii) the Tendered Share Amount.

(v) “Required Tender Shares” means a number of the Shareholder’s Subject Shares set forth opposite the Shareholder’s name on Schedule A under the heading “Required Tender Shares”.

(vi) “Tendered Share Amount” means the number of Shares validly tendered into the Offer and not validly withdrawn by the shareholders of the Company (and excluding Shares tendered pursuant to notices of guaranteed delivery for which Shares have not been delivered).

(vii) “Tender Statement” means a statement, based on information provided by the Depositary, setting forth the Tendered Share Amount and the Proration Factor.

(c) In furtherance of the foregoing, at the time of any tender of Subject Shares pursuant to the Offer, the Shareholder shall (i) deliver to the Depositary (A) a letter of transmittal complying with the terms of the Offer with respect to the Subject Shares that the Shareholder is tendering in the Offer, which at minimum shall include the Required Tender Shares, (B) a certificate or certificates representing such Subject Shares or, in the case of a book-entry transfer of such Subject Shares, an “agent’s message” (or such other evidence of transfer as the Depositary may reasonably request) and (C) all other documents or instruments, to the extent applicable, required to be delivered by other shareholders of the Company pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other Person that is the holder of record of such Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. The Shareholder agrees that once such Subject Shares are tendered, the Shareholder will not withdraw or cause to be withdrawn any of such Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 5.02. The Shareholder shall not tender any Subject Shares pursuant to a notice of guaranteed delivery.

(d) Notwithstanding any other provision in this Agreement to the contrary:

(i) In furtherance of its covenants and agreements made pursuant to this Agreement, the Shareholder may, at its option in its sole discretion (and having made appropriate arrangements with the Company, ExchangeCo and the Company’s transfer agent), elect to tender Shares underlying ExchangeCo Shares beneficially owned by the Shareholder.

(ii) The Shareholder shall be permitted to tender any number of its Subject Shares as long as such number is at least equal to the Required Tender Shares (and, without limiting the generality of the foregoing, the Shareholder may elect to increase its number of Subject Shares tendered (i.e., to a number greater than the Required Tender Shares) whether prior to or after receipt of a Tender Statement, as long as such increase is effected prior to the Expiration Time).

(iii) The Shareholder acknowledges and agrees that the terms of the Offer as set forth in the Offer Documents, including the applicable proration factor to be applied to Shares tendered in the Offer, may result in fewer Subject Shares being purchased by the Company in the Offer than the amount that the Shareholder tenders in the Offer (including in an amount less than the Required Tender Shares).

(iv) The Shareholder shall not be required to exercise (or be prohibited from exercising) any unexercised Company Stock Options held by the Shareholder in order to comply with any provision of this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder represents and warrants to the Company, the Investor and the Placement Agent as of the date hereof and as of the Acceptance Time (other than representations and warranties expressly stated to be given or made as of a specific time, which shall only be made as of such time) that:

Section 2.01. Organization; Authorization; Binding Agreement. [The Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the consummation of the transactions contemplated hereby are within the Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of the Shareholder. The Shareholder has full corporate or organizational power and authority to execute, deliver and perform this Agreement.]1 This Agreement has been duly and validly executed and delivered by the Shareholder, and constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

Section 2.02. Non-Contravention. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not [(i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Shareholder,]2 (ii) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) require any payment to or consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Shareholder is entitled under any provision of any Contract binding on, or any Permit of, the Shareholder or any Contract or Permit affecting, or relating in any way to, the assets or business of the Shareholder or (iv) result in the creation or imposition of any Lien on any of the Subject Shares, with only such exceptions, in the case of each of clauses (ii) and (iii), for such matters as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect or on a timely basis.

[1]	To be included only if the Shareholder is an entity.

[2]	To be included only if the Shareholder is an entity.

Section 2.03. Ownership of Subject Shares. Except for Subject Shares Transferred after the date hereof in accordance with Section 4.01, the Shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the Shareholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any Liens, claims, options, rights, understandings or arrangements or any other encumbrances, limitations or restrictions whatsoever (including, but not limited to, any restriction on the right to vote or dispose of such Subject Shares), except as set forth herein or pursuant to any applicable restrictions on transfer under the Securities Act. Except for the Company pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s Subject Shares. Except for this Agreement, none of the Shareholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including, but not limited to, any proxy, consent or power of attorney.

Section 2.04. Reliance. The Shareholder has had the opportunity to review this Agreement, the Transaction Agreement and the other Transaction Documents with counsel of the Shareholder’s own choosing. The Shareholder understands and acknowledges that the Investor and the Company are entering into the Transaction Agreement and the other Transaction Documents in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

Section 2.05. Absence of Litigation. There is no Proceeding pending against or, to the knowledge of the Shareholder, threatened against or affecting (i) the Shareholder or any of its properties or assets (including the Shareholder’s Subject Shares) or (ii) to the Shareholder’s knowledge after reasonable inquiry, any of its controlled Affiliates or any of their respective properties or assets, in each case before or by any Governmental Authority or arbitrator that would reasonably be expected to prevent or materially delay or impair the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect or on a timely basis.

Section 2.06. Brokers. Except as set forth in Section 4.21 of the Company Disclosure Schedule to the Transaction Agreement, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Investor, the Company or any of their respective Affiliates in respect of this Agreement, the Transaction Agreement or any of the other Transaction Documents based upon any arrangement or agreement made by or on behalf of the Shareholder.

Section 2.07. Independent Investment Decision. Such Shareholder has independently evaluated the merits of the transactions contemplated hereby. Such Shareholder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Shareholder in connection with this Agreement or the transactions contemplated hereby constitutes legal, tax or investment advice. Such Shareholder understands that the Placement Agent has acted solely as the agent of the Company and such Shareholder has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its decision hereunder, and confirms that none of such persons has made any representations or warranties to such Shareholder in connection with the transactions contemplated hereby.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder and the Placement Agent, as of the date hereof and as of the Acceptance Time, that:

Section 3.01. Organization; Authorization; Binding Agreement. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

Section 3.02. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company, (ii) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) require any payment to or consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding on, or any Permit of, the Company or any Contract or Permit affecting, or relating in any way to, the assets or business of the Company or (iv) result in the creation or imposition of any Lien on any assets of properties of the Company, with only such exceptions, in the case of each of clauses (ii) through (iv), for such matters as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation by the Company of the transactions contemplated by this Agreement or otherwise adversely impact the Company’s ability to perform its obligations hereunder in any material respect or on a timely basis.

Article 4
ADDITIONAL COVENANTS OF THE SHAREHOLDER

The Shareholder hereby covenants and agrees that, until the termination of this Agreement in accordance with its terms:

Section 4.01. No Transfer; No Inconsistent Arrangements. Except pursuant to the express terms of this Agreement, the Shareholder shall not (and shall not permit any Person under the Shareholder’s control to), without the prior written consent of the Company, directly or indirectly, (a) grant any proxies, powers of attorney, rights of first offer or refusal or enter into any voting trust with respect to the Required Tender Shares, (b) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any of the Required Tender Shares, (c) otherwise permit any Liens to be created on any of the Required Tender Shares, (d) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of, any of the Required Tender Shares, or (e) take any other action that would restrict, limit or interfere in any material respect with the performance of the Shareholder’s obligations hereunder or the transactions contemplated hereby or, subject to the following sentence, otherwise make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect. If any involuntary Transfer of any of the Required Tender Shares shall occur (including, but not limited to, a sale by the Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Required Tender Shares subject to all of the restrictions, liabilities and rights under this Agreement as a Shareholder for all purposes hereunder. The Shareholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any equity interests in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Transaction Agreement. The Shareholder hereby authorizes and directs the Company to impose stop orders to prevent the Transfer of any of the Required Tender Shares in violation of this Agreement.

Section 4.02. Actions. The Shareholder hereby agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, whether derivative or otherwise, against the Investor, the Company or any of their respective Affiliates, or their respective boards of directors, relating to the negotiation, execution or delivery of this Agreement, the Transaction Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Transaction Agreement or the transactions contemplated thereby. For the avoidance of doubt, nothing in this Section 4.02 shall prevent the Shareholder from commencing or participating in any action or claim against the Company for breaches of this Agreement.

Section 4.03. Documentation and Information. Except as required by Applicable Law (including the filing of a Schedule 13D with the SEC, which may include this Agreement as an exhibit thereto), the Shareholder shall not make any public announcement regarding this Agreement, the Transaction Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby without the prior written consent of the Company. The Shareholder (a) consents to and authorizes the publication and disclosure by the Company of the Shareholder’s identity and holding of the Shareholder’s Subject Shares, the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding the Shareholder, in each case, that the Company reasonably determines is required to be disclosed by Applicable Law in the Offer Documents, or any other disclosure document in connection with the Offer (including a Schedule 13D), the Issuance and any other transaction contemplated by the Transaction Agreement, and the inclusion of any such information in any press release; provided, however, that the Company shall provide the Shareholder with the right to review any such disclosure document or press release that contains the name of or information specific to the Shareholder as soon as reasonably practicable prior to filing or publication and will consider the comments of the Shareholder in good faith, and (b) agrees promptly to give the Company any information it may reasonably request in connection with the preparation of any such disclosure documents; provided that the Company may only use such information for the purpose for which it is explicitly provided by the Shareholder. The Shareholder agrees to promptly notify the Company of any required corrections with respect to any information supplied by or on behalf of the Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.04. Notice of Certain Events. The Shareholder shall notify the Company of any fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach in any material respect of any representation, warranty, covenant or agreement of the Shareholder hereunder.

Section 4.05. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Shares received in respect of the Subject Shares by the Shareholder immediately following the effectiveness of the events described in this Section 4.05, as though they were Subject Shares hereunder.

Section 4.06. Directors and Officers. Notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit, restrict or otherwise affect any Representative of the Shareholder, in such individual’s capacity as a director of the Company, from acting in such capacity, subject to the applicable provisions in the Transaction Agreement.

Section 4.07. Power of Attorney. THE SHAREHOLDER hereby appoints the investor as THE SHAREHOLDER’S attorney-in-fact (with full power of substitution and resubstitUtion), for and in its name, place and stead, to TAKE SUCH ACTIONS AS MAY BE REASONABLY REQUIRED TO CAUSE THE SHAREHOLDER TO COMPLY WITH ITS OBLIGATIONS UNDER THIS agreement TO TENDER THE REQUIRED TENDER SHARES INTO THE OFFER ON THE TERMS SET FORTH IN THIS AGREEMENT, including the right to sign THE SHAREHOLDER’S name to ANY document THAT IS REASONABLY NECESSARY TO CAUSE THE TENDER OF THE REQUIRED TENDER SHARES BY THE SHAREHOLDER IN THE OFFER IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.  THE EXERCISE OF RIGHTS BY the investor AS HEREIN PROVIDED SHALL ONLY BE UNDERTAKEN IF THE SHAREHOLDER HAS FAILED TO FULFILL ITS OBLIGATIONS HEREUNDER AFTER RECEIPT OF WRITTEN NOTICE THEREOF FROM the investor AND HAS FAILED TO CURE SUCH FAILURE WITHIN TWO (2) BUSINESS DAYS OF SUCH WRITTEN NOTICE. This APPOINTMENT is coupled with an interest and shall be irrevocable, and THE SHAREHOLDER will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this APPOINTMENT.

Article 5
MISCELLANEOUS

Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or email, so long as a receipt of such facsimile transmission or email is requested and received) and shall be given, if to the Company, to:

Rumble Inc.

444 Gulf of Mexico Drive

Longboat Key, FL 34228

Attention:	Chris Pavlovski and Michael Ellis

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Russell L. Leaf
Sean M. Ewen
Julian D. Golay
Email:	rleaf@willkie.com
sewen@willkie.com
jgolay@willkie.com

if to the Shareholder, as set forth in the signature page hereof,

or to such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Notwithstanding anything herein to the contrary, any notice by a party of such party’s change in address, facsimile number or email address pursuant to this Section 5.01 shall be effective only upon actual receipt by the other party.

Section 5.02. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Transaction Agreement in accordance with its terms, (b) the Acceptance Time and (c) the mutual written consent of both of the parties hereto. In addition, this Agreement may be terminated with respect to the Shareholder at any time following any reduction to the Offer Price upon written notice by the Shareholder to the Company. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, the provisions of this Article 5 shall survive any termination of this Agreement and no termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to termination hereof or for such party’s fraud.

Section 5.03. Further Assurances. The Company and the Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other party may reasonably request and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things required under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

Section 5.04. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. The phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”. The word “or” is not exclusive. The word “will” shall be interpreted to express a command.

Section 5.05. No Ownership Interest. Except pursuant to the terms of this Agreement and in connection with the consummation of the Offer, (a) nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares and (b) all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Shareholder, and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.06. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company, the Shareholder and the Investor or, in the case of a waiver, by the Investor and each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.07. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.08. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Investor shall be a third-party beneficiary of this Agreement. This Agreement is intended to be for the benefit of Investor and its successors and assigns. The provisions of this Agreement shall be enforceable by the Investor and its successors and assigns. Except as provided in this Section 5.08(a), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns (other than the Placement Agent, which is an intended third-party beneficiary of the representations and warranties in Article 2 and Article 3, this Section 5.08 and Section 5.17).

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that the Company may transfer or assign its rights and obligations to any Affiliate of the Company; provided that any such transfer or assignment prior to the Offer Closing Date shall not relieve the Company of its obligations under this Agreement.

Section 5.09. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws rules that might cause the laws of another jurisdiction to apply.

Section 5.10. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery located in New Castle County, Delaware, or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.

Section 5.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of any counterpart by means of facsimile transmission or email (including delivery of facsimile signatures via DocuSign or similar electronic format) shall be as effective as delivery of a manually signed counterpart hereof.

Section 5.13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 5.14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.15. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.10, in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

Section 5.16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Transaction Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto (which the parties agree has occurred immediately following the execution of the Transaction Agreement by all parties thereto).

Section 5.17. Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its Affiliates and its representatives that:

(a) The Placement Agent is acting as placement agent for the Company solely in connection with the Investment and the transactions contemplated by the Transaction Documents and is not acting in any other capacity and is not and shall not be construed as a fiduciary for the parties hereto, or any other person or entity in connection with the transactions contemplated hereby.

(b) Neither the Placement Agent nor any of its Affiliates or any of its respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the transactions contemplated hereby; (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the other Transaction Documents, or in connection with any of the transactions contemplated by such agreements; or (iv) shall be liable or have any obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any party hereto), whether in contract, tort or otherwise to any Investor or Shareholder or to any person claiming through such Investor or Shareholder, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any other Transaction Document, (B) for anything which any of them may do or refrain from doing in connection with this Agreement, any other Transaction Document, or (C) for anything otherwise in connection with the transactions contemplated hereby, except in each case for such party’s own gross negligence or willful misconduct.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RUMBLE INC.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Shareholder]

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

Schedule A

Class/Type of Subject Shares	# of Subject Shares	Required Tender Shares

(1)	Number of Subject Shares comprised of [[___] shares of Class A Common Stock, [__] shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares, [__] shares of Class A Common Stock issuable upon exercise of Company Stock Options and [___] shares of Class A Common Stock issuable upon vesting of Company RSUs (that are scheduled to vest within 60 days of the date hereof).]